Exhibit 99.1

AMERICAN APPAREL RECEIVES NYSE AMEX LETTER
RELATING TO NONCOMPLIANCE WITH LISTING STANDARDS
(DUE TO PREVIOUSLY DISCLOSED DIRECTOR RESIGNATIONS)

LOS ANGELES, July 13, 2011 – American Apparel, Inc. (the “Company”) (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, today announced that it received a letter from the NYSE Amex LLC (the “Exchange”) relating to the composition of the Company’s Audit Committee and Board of Directors.  The letter from the Exchange states that (i) the Company is not in compliance with Section 803(B)(2)(a) of the NYSE Amex Company Guide (the “Company Guide”), which requires that the Audit Committee consist of at least three members, and (ii) the Company’s Board of Directors has a structure which is not in compliance with Section 802(d) of the Company Guide, which the Exchange interprets as requiring that classes of a classified board be of approximately equal size and that a majority of directors be elected every two years.

As a result of resignations of certain of the Company’s directors previously disclosed by the Company, the Company’s Audit Committee currently consists of two members instead of three members as required by the rules of the Exchange, and the Company’s Board of Directors currently consists of three Class A directors, one Class B director (with two Class B vacancies reserved for the designees of Lion/Hollywood L.L.C), and two Class C directors (with one Class C vacancy).

The letter from the Exchange provides that the Company has until the earlier of the Company’s next annual meeting of stockholders or July 1, 2012 (or if the next annual meeting is held before January 9, 2012, until January 9, 2012), to regain compliance with the Exchange’s standards.  The Company intends to fill the vacancy on the Audit Committee and realign the Company’s Board of Directors in accordance with the Exchange’s standards as expeditiously as possible prior to the expiration of the cure period.

About American Apparel

As of June 30, 2011, American Apparel had approximately 10,000 employees and operated 254 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website http://www.americanapparel.com.

Safe Harbor Statement

This press release may contain forward-looking statements including those regarding the Company’s intent and expectations with respect to regaining compliance with the listing standards of the Exchange.  Such forward-looking statements are based upon the current beliefs and expectations of the Company’s management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others, the Company’s ability to find a new qualified independent director to fill the vacancy on its Audit Committee and its ability to realign its Board of Directors, in each case within the timeframe prescribed by the Company Guide in order to regain compliance with the Exchange’s listing standards and maintain listing on the Exchange, and such other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The Company’s filings with the SEC are available at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Glenn A. Weinman
Senior Vice President,
General Counsel and
Secretary
American Apparel
(213) 488-0226